PARTNERSHIP GUARANTY

          THIS PARTNERSHIP GUARANTY (this "Guaranty"), dated July 31, 1996, is made by Panda-Rosemary, L.P., a Delaware limited partnership (the "Partnership"), in favor of Fleet National Bank, a national banking association established under the laws of the United States of America, as trustee (in such capacity, and including its successors, endorsees, transferees and assigns, the "Trustee").

          WHEREAS, Panda-Rosemary Funding Corporation, a Delaware corporation (the "Company"), the Partnership and the Trustee have entered into a Trust Indenture, dated as of July 31, 1996 (as the same may be amended, modified or supplemented from time to time, the "Indenture"), pursuant to which the Company may issue one or more series of bonds (collectively, the "Bonds") in such principal amount or amounts as may be authorized in accordance with the terms of the Indenture;

          WHEREAS, the Company has authorized, as the first series of Bonds, the issuance of its 8 5/8% First Mortgage
Bonds due 2016 in the aggregate principal amount of $111,400,000;

          WHEREAS, the Company is a wholly-owned subsidiary of the Partnership and was established as a special purpose funding corporation;

          WHEREAS, the Company will use the proceeds of any sale of the Bonds to, directly and indirectly, make loans
(the "Loans") to the Partnership pursuant to a promissory note or notes in an aggregate principal amount equal to the principal amount of the Bonds; and

          WHEREAS, the Indenture requires as a condition precedent to the issuance of any series of Bonds that the Company's obligations thereunder be guaranteed by the Partnership as set forth herein;

          NOW, THEREFORE, in consideration of the foregoing premises and the purchase of the Bonds by the holders thereof (the "Holders") and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership, intending to be legally bound, hereby agrees for the equal and proportionate benefit of all Holders from time to time of the Bonds as follows:

          1.   Definitions

          1.01 As used in this Guaranty, the terms defined in the preamble and recitals hereto shall have the respective meanings specified therein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Indenture and the following term shall have the following meaning:

          "Obligations" shall mean all obligations and liabilities of the Company to the Trustee or the Holders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under or in connection with the Indenture, any Series Supplemental Indenture, the Bonds, the Collateral Documents or any other document made, delivered or given in connection therewith, including the principal of, premium, if any, and interest on each series of Bonds and the indebtedness represented thereby, and each other obligation and liability, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, of the Company to the Trustee or the Holders, whether on account of principal, premium (if any), interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of Trustee's counsel) or otherwise (including, without limitation, such interest or other charges as would have accrued on any portion of the Obligations but for the commencement of any bankruptcy or insolvency proceedings), it being the intention of the parties that the Obligations that are guaranteed by the Partnership pursuant to this Guaranty should be determined without regard to any rule of law or order that may relieve the Company of any portion of such Obligations.

          2.   Guaranty

          2.01 Unconditional Guaranty. The Partnership hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to the Trustee for its own benefit and the benefit of the Holders from time to time of the Bonds, the prompt, punctual and complete payment when due, whether at the stated maturity, on acceleration, call for redemption or otherwise, and the prompt, punctual and complete performance when owing, of the Obligations, irrespective of (i) the validity of the Obligations or any other agreement or instrument relating thereto, or (ii) any other circumstance that might otherwise constitute a defense to this Guaranty. Each and every default in the payment or performance of the Obligations shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

          2.02 No Subrogation. Notwithstanding any payment or payments made by the Partnership hereunder or any set-off or application of funds of the Partnership by the Trustee, the Partnership hereby waives any and all right to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (a) to be subrogated to any of the rights of the Trustee or the Holders from time to time of the Bonds against the Company or any other guarantor or in any Collateral or other collateral security or guaranty or right of offset held by the Trustee for the payment of any Obligations, or (b) to seek any reimbursement or contribution from the Company or any other guarantor in respect to any payment, set-off or application of funds made by or for the account of the Partnership hereunder.

          2.03  No Effect on Guaranty.  The obligations of
the Partnership under this Guaranty shall not be altered,
limited, impaired or otherwise affected by:

          (a) any rescission of any demand for payment or performance of any of the Obligations or any failure by the Trustee to make any such demand on the Company or any other guarantor or to collect any payments from the Company or any other guarantor or any release of the Company or any other guarantor;

          (b)  any renewal, extension, modification,
amendment, acceleration, compromise, waiver, indulgence, rescission, discharge, surrender or release, in whole or in part, of the Indenture or the Obligations or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Obligations, or the liability of any party to any of the foregoing or for any part thereof or any collateral security therefor or guaranty thereof;

          (c) the validity, legality or enforceability of any of the Obligations or of the Indenture or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Obligations at any time or from time to time held by the Trustee;

          (d)  any failure by the Trustee to protect,
secure, perfect, record, insure or enforce any security document or collateral subject thereto at any time constituting security for the Obligations;

          (e) any act or omission of the Trustee relating in any way to the Obligations or to the Company, including, without limitation, any failure to bring an action against any party liable on the Obligations, or any party liable on any guaranty of the Obligations, or any party that has furnished security for the Obligations, or to apply any funds of any such party held by the Trustee, or to resort to any collateral or collateral of any other guarantor;

          (f) any defense, set-off or counterclaim which may at any time be available to or be asserted by or on behalf of the Company or the Partnership against the Trustee or any circumstance that constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or any other guarantor for any of the Obligations, in bankruptcy or in any other instance;

          (g) any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or any other guarantor or any defense which the Company or any other guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding;

          (h) any change, whether direct or indirect, in the Partnership's relationship to the Company, including, without limitation, any such change by reason of any merger or any sale, transfer, issuance, or other disposition of any stock of or other equity interest in the Company, the Partnership or any other entity; or

          (i) the absence of any notice to, or knowledge by, the Partnership of the existence or occurrence of any of the matters or events set forth in this Section 2.03.

          2.04  Continuing Guaranty.  The Partnership
further agrees that this Guaranty constitutes a present, absolute, and continuing guaranty of prompt, punctual and complete payment and performance when due of the Obligations, and not of collection only, and waives any right to require that any resort be had by the Trustee or the Holders from time to time of the Bonds, after demand for such payment being made upon the Company by the Trustee, to the Trustee's or any Holder's rights against any other Person, or any other right or remedy available to the Trustee or any Holder from time to time of the Bonds by contract, applicable law or otherwise. The obligations of the Partnership under this Guaranty are unconditional, direct and completely independent of the obligations of any other Person and shall not be conditioned or contingent upon the pursuit by the Trustee at any time of any right or remedy against the Company or against any other Person that may be or become liable in respect of all or any part of the Obligations or against any collateral security or guaranty therefor. A separate cause of action or separate causes of action may be brought and prosecuted against the Partnership, after demand for payment being made upon the Company by the Trustee, without the necessity of joining the Company or any other party or previously proceeding with or exhausting any other remedy against any other Person who might have become liable for the Obligations or any part thereof or of realizing upon any security held by or for the benefit of the Holders from time to time of the Bonds.

          2.05 Obligations Unconditional. The obligations of the Partnership under this Guaranty shall be absolute and unconditional irrespective of (i) any lack of validity of the Obligations or any other agreement or instrument relating thereto or (ii) any other circumstance that might otherwise constitute a defense to the Guaranty, and shall remain in full force and effect until the Obligations shall have been satisfied by payment and performance in full, or release by the Trustee, notwithstanding any defeasance under the Indenture, and, to the extent permitted by law, such Obligations shall not be affected, modified, released, or impaired by any state of facts or the happening from time to time of any event, whatsoever, whether or not with notice to, or the consent of, the Partnership.

          2.06 Reinstatement of Guaranty. This Guaranty shall continue in full force and effect, or be reinstated, as the case may be, until the Partnership shall have made payment or performance of the Obligations to the Trustee, if at any time any payment or performance hereunder, or any part thereof, of the Obligations is subsequently invalidated, declared to be fraudulent or preferential, avoided, rescinded, set aside and/or must otherwise be restored or returned by the Trustee to the Company or its representative or to a trustee, receiver, assignee for the benefit of creditors or any other party under any bankruptcy act or code, state or federal law or common law or equitable doctrine, for any reason including as a result of any insolvency, bankruptcy or reorganization proceeding with respect to the Company or the Partnership, all as though such payment had not been made.

          2.07 Subordination of Other Indebtedness. Any indebtedness of the Company for borrowed money now or hereafter held by the Partnership is hereby subordinated in right of payment to the prior indefeasible payment in full in cash hereunder of the Obligations.

          2.08 Financial Condition of the Company has no Effect on Guaranty. The sale of Bonds under the Indenture may be made by the Company without notice to or authorization from the Partnership regardless of the financial or other condition of the Company at the time of any such sale. The Trustee shall not have any obligation to disclose or discuss with the Partnership its assessment of the financial or other condition of the Company.

          2.09 No Waiver or Set-off. No act of commission or omission of any kind or at any time upon the part of the Company, its successors and assigns or the Trustee in respect of any matter whatsoever shall in any way impair the rights of the Trustee to enforce any right, power or benefit under this Guaranty, and no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of a surety or guarantor that the Partnership has or may have against the Company, the Trustee or any holder of the Bonds or any assignee or successor thereof shall be available hereunder to the Partnership.

          2.10 Demands for Payment; Payment. Demands by the Trustee for payment hereunder may be made on any number of occasions and without any demand for payment given to the Company. Each demand shall be in writing, shall state the amount owing and shall be effective as of the date given in accordance with Section 4.07 hereof. Within five Business Days of giving such a demand in accordance with Section 4.07 hereof, dated and signed by an authorized officer of the Trustee setting forth the amount of the Obligations at the time owing to the Trustee, the Partnership shall make such payment to the Trustee and such payment shall not be withheld for any reason.

          3.   Security and Recourse

          3.01 Security. As security for the obligations of the Partnership under this Guaranty, the Company, the Partnership and its Partners have entered into the Collateral Documents to pledge, assign, hypothecate, bargain, sell, convey, mortgage and grant to the Collateral Agent a security interest in and general lien upon all of the Collateral. The pledge and assignment by the Company, the Partnership and the Partners of the Collateral is collateral and security for the prompt payment and performance of the obligations of the Partnership under this Guaranty.

          3.02  No Recourse Against Partners.
Notwithstanding anything to the contrary contained in this Guaranty, the liability and obligation of the Partnership or the Company to perform and observe and make good the obligations contained in this Guaranty and the Collateral Documents and to pay the Debt issued under the Indenture and the Bonds in accordance with the provisions of this Guaranty shall not be enforced by any action or proceeding wherein damages or any money judgment or any deficiency judgment or any judgment establishing any personal obligation or liability shall be sought, collected or otherwise obtained against any Partner, any past, present or future partner, officer, director or shareholder or related Person of any Partner or the Company (other than the Partnership), and the Trustee, for itself and its successors and assigns, irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Partner or any past, present or future partner, officer, director or shareholder or related Person of any Partner or the Company (other than the Partnership) under or by reason of or in connection with this Guaranty and agrees to look solely to the Company and the Partnership and the security and Collateral held under or in connection with the Collateral Documents for the enforcement of such liability and obligation of the Company or the Partnership. Nothing contained in this paragraph shall be construed (i) as preventing the Trustee from naming the Company or the Partnership, any Partner or any past, present or future partner, officer, director or shareholder or related Person of any Partner or the Company in any action or proceeding brought by the Trustee to enforce and to realize upon the security and Collateral provided under or in connection with the Collateral Documents so long as no judgment, order, decree or other relief in the nature of a personal or deficiency judgment or otherwise establishing any personal obligation shall be asked for, taken, entered or enforced against any Partner or any past, present or future partner, officer, director or shareholder or related Person of any Partner or the Company (other than the Partnership), in any such action or proceeding, (ii) as modifying, qualifying or affecting in any manner whatsoever the Lien and security interests created by this Guaranty and the Collateral Documents and the other Project Documents or the enforcement thereof by the Trustee, (iii) as modifying, qualifying or affecting in any manner whatsoever the personal recourse undertakings, obligations and liabilities of any Person, party or entity under any guaranty of payment, completion guaranty, other guaranty or indemnification agreement now or hereafter executed and delivered to the Trustee in connection with the Collateral Documents, or (iv) as modifying, qualifying or affecting in any manner whatsoever the personal recourse liability of any Partner, any past, present or future partner, officer, director or shareholder or related Person of any Partner or the Company (other than the Partnership) or any other person, party or entity for fraud or willful misrepresentation or any wrongful misappropriation or diversion of any portion of the Collateral.

          3.03  Right of Set-off by Trustee.  Upon the
occurrence of any Event of Default specified in the Indenture, the Trustee is hereby authorized to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Trustee to or for the credit or the account of the Partnership against any and all of the obligations of the Partnership now or hereafter existing under this Guaranty, irrespective of whether or not the Trustee shall have made any demand under this Guaranty and although such deposits, indebtedness, or obligations may be unmatured or contingent. The Trustee shall notify the Partnership promptly of any such set-off and the application thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          4.   Miscellaneous

          4.01  Costs and Expenses.  The Partnership
covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for, and, except as herein otherwise expressly provided, the Partnership will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements, fees, costs and commissions incurred or made by the Trustee (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of persons not regularly in its employ) in connection with, (i) the enforcement of or attempt to enforce, or collection of or attempt to collect any amounts due under, this Guaranty,
(ii) any waiver, extension, amendment or modification of any provision of this Guaranty, or (iii) the administration of this Guaranty.

          4.02 Indemnity. The Partnership covenants and agrees to indemnify the Trustee and its officers, directors, employees, representatives and agents for, and to hold the Trustee, its officers, directors, employees, representatives and agents harmless against, any loss, liability, claim, damage or expense incurred without gross negligence or bad faith on the part of the Trustee or its officers, directors, employees, representatives and agents, arising out of or in connection with this Guaranty (including the costs and expenses referred to in Section 4.01 hereof). The obligation of the Partnership under this Section 4.02 shall survive payment in full of the Obligations, the resignation or removal of the Trustee and the termination of the Guaranty.

          4.03 Election of Remedies. Each and every right, power and remedy herein given to the Trustee, or otherwise existing, shall be cumulative and not exclusive, and shall be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Each and every right, power and remedy, whether specifically herein given or otherwise existing, may be exercised, from time to time and as often and in such order as may be deemed expedient by the Trustee.

          4.04  Effect of Delay or Omission to Pursue
Remedy. No single or partial waiver by the Trustee of any right, power or remedy, or delay or omission by the Trustee in the exercise of any right, power or remedy that it may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by the Trustee of any right, power or remedy in any one instance shall only be effective in that specific instance and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion.

          4.05 Partnership's Waivers. The Partnership waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Trustee or the Holders from time to time of the Bonds upon this Guaranty or acceptance of this Guaranty or any action taken or omitted in reliance hereon. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Guaranty, and all dealings between the Partnership and the Trustee shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Partnership further waives diligence, presentment, demand for payment or performance, notice, any requirement that any right or power be exhausted or any action be taken against the Company or the Partnership or against any Collateral, protest of all promissory notes or other instruments included in or evidencing any of the Obligations or Collateral, and all other demands in connection with the delivery, acceptance, performance, default or enforcement of any such promissory note or other instrument or this Guaranty.

          4.06  Amendment.  This Guaranty may not be
modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed by the Trustee and the Partnership. No waiver of any term, covenant or provision of this Guaranty, or consent given hereunder, shall be effective unless given in writing by the Trustee.

          4.07  Notices.  All notices and other
communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by fax, telegram, telecopy or telex, or by registered or certified mail, return receipt requested, or by recognized courier service, postage or other charges prepaid, addressed as follows:

          If to the Partnership:

          Panda-Rosemary, L.P.
          4100 Spring Valley, Suite 1001
          Dallas, Texas  75244
          Attention:  Chief Financial Officer
          Tel.: (214) 980-7159
          Fax:  (214) 980-6815

          with a copy to:

          Chadbourne & Parke, L.L.P.
          1101 Vermont Avenue, N.W.
          Washington, D.C.  20005
          Attn:  Cornelius J. Golden, Jr., Esq.
          Tel: (202) 289-3000
          Fax: (202) 289-3002

          If to the Trustee:

          Fleet National Bank of Connecticut
          Corporate Trust Office
          777 Main Street
          CTM00238
          Hartford, Connecticut  06115
          Attn:  Corporate Trust Office
          Tel.: (860) 986-7835
          Fax:  (860) 986-7920

          with a copy to:

          Shipman and Goodwin
          One American Row
          Hartford, Connecticut  06103-2819
          Attn:  Deborah S. Frisone
          Tel.:  (860) 251-5000
          Fax:   (860) 251-5800

or to such other address or fax number as may be specified from time to time by the Partnership or the Trustee in a notice to the other party given as herein provided. Such notice or communication will be deemed to have been given as of the date so personally delivered, telegraphed, telecopied, telexed, mailed or sent by courier.

          4.08 Successors and Assigns. This Guaranty shall be binding upon and shall inure to the benefit of the Partnership and the Trustee and their respective successors and permitted assigns. Notwithstanding the foregoing, the Partnership shall not have the right to assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Trustee, and any purported transfer without such prior written consent shall be void. No assignment by the Partnership of any rights or obligations under this Guaranty shall release the Partnership therefrom unless the Trustee shall have consented to such release in a writing specifically referring to the obligation from which the Partnership is to be released.

          4.09 Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          4.10 CONSENT TO JURISDICTION. ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE PARTNERSHIP WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY THE PARTNERSHIP ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. THE PARTNERSHIP HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE TO BRING PROCEEDINGS AGAINST THE PARTNERSHIP IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

          4.11  GOVERNING LAW.  THIS GUARANTY SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO
BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

          4.12  WAIVER OF JURY TRIAL.  THE PARTNERSHIP
HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL
RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM
ARISING IN CONNECTION WITH THIS GUARANTY.

          4.13  AGENT FOR SERVICE OF PROCESS.  THE
PARTNERSHIP HEREBY AGREES TO DESIGNATE, APPOINT AND EMPOWER CT CORPORATION SYSTEM AS ITS AUTHORIZED AGENT TO RECEIVE FOR AND ON ITS BEHALF SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY ACTION, SUIT OR PROCEEDING IN THE STATE OF NEW YORK. AS LONG AS THIS GUARANTY REMAINS IN FORCE, THE PARTNERSHIP SHALL MAINTAIN A DULY APPOINTED AGENT FOR THE SERVICE OF SUMMONS, COMPLAINT AND OTHER LEGAL PROCESS IN NEW YORK, NEW YORK FOR PURPOSES OF ANY LEGAL ACTION, SUIT OR PROCEEDING THE TRUSTEE MAY BRING IN RESPECT OF THIS GUARANTY. THE PARTNERSHIP SHALL KEEP THE TRUSTEE ADVISED OF THE IDENTITY AND LOCATION OF SUCH AGENT. THE PARTNERSHIP ALSO IRREVOCABLY CONSENTS, IF FOR ANY REASON THE PARTNERSHIP'S AUTHORIZED AGENT FOR SERVICE OF PROCESS OF SUMMONS, COMPLAINT AND OTHER LEGAL PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING IS NOT PRESENT IN NEW YORK, NEW YORK, THAT SERVICE OF SUCH PAPERS MAY BE MADE OUT OF THOSE COURTS BY MAILING COPIES OF THE PAPERS BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL TO THE ADDRESS SET FORTH IN SECTION
4.07 HEREOF.  SERVICE IN THE MANNER PROVIDED IN THIS SECTION
4.13 IN ANY SUCH ACTION, SUIT OR PROCEEDING WILL BE DEEMED PERSONAL SERVICE, WILL BE ACCEPTED BY THE PARTNERSHIP AS SUCH AND WILL BE VALID AND BINDING UPON THE PARTNERSHIP FOR ALL PURPOSES OF ANY SUCH ACTION, SUIT OR PROCEEDING.

          4.14 Severability. If any provision hereof or of any promissory note or other instruments evidencing part or all of the Obligations is invalid or unenforceable in any jurisdiction, the other provisions hereof or thereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Trustee in order to carry out the provisions hereof. The invalidity or unenforceability of any provision of this Guaranty in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

          4.15 Entire Agreement. This Guaranty constitutes the entire agreement and understanding of the Partnership with respect to the subject matter hereof and supersedes any and all prior and contemporaneous contracts, negotiations, agreements and understandings of the Partnership relating to the subject matter herein contained, whether oral or written. The Partnership hereby expressly acknowledges that it has not relied, in making this Guaranty, upon any statement or representation, not contained herein, made by any other party, including, without limitation, the Trustee, the Collateral Agent and the Company.

          IN WITNESS WHEREOF, the Partnership has caused this Guaranty to be executed and delivered on its behalf on the date first written above.


                              PANDA-ROSEMARY, L.P.

                              By:  Panda - Rosemary
                                   Corporation, as its
                                   General Partner



                                   By:
                                   Name:
                                   Title: